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EXHIBIT 11

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MARK TWAIN BANCSHARES, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                            For The Three Months Ended
                                                                      March 31,
(in thousands of dollars except per share data)                  1996            1995
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
PRIMARY
Earnings:
 Net income                                                   $12,521         $11,368
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Shares:
 Weighted average number of common shares outstanding      16,206,002      16,058,857
 Weighted average number of common share equivalents          285,953         161,011
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                                                           16,491,955      16,219,868
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Primary earnings per common share                               $0.76           $0.70
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ASSUMING FULL DILUTION
Earnings:
 Net income                                                   $12,521         $11,368
 After tax interest applicable to convertible notes                31              96
 After tax amortization of capital note fees                       39              11
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  Fully diluted net income                                    $12,591         $11,475
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Shares:
 Weighted average number of common shares outstanding      16,206,002      16,058,857
 Assuming conversion of Convertible Notes and dilutive
  stock options                                               571,247         744,130
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                                                           16,777,249      16,802,987
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Earnings per common share assuming full dilution                $0.75           $0.68
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